EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


         NAME                                        STATE OF INCORPORATION
         ----                                        ----------------------

H.E.R.C. Consumer Products, Inc.                            Arizona

CCT Corporation                                             Arizona